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           ALLIANCE REAL ESTATE INVESTMENT FUND, INC.

                      ARTICLES OF AMENDMENT

         Alliance Real Estate Investment Fund, Inc., a Maryland corporation having its principal office in the State of Maryland in Baltimore City (hereinafter called the "Corporation"), certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: All issued and unissued shares of Class Y Common Stock are hereby re-designated as shares of Advisor Class Common Stock and the charter of the Corporation is hereby amended by changing the designation of the Corporation's "Class Y Common Stock" to "Advisor Class Common Stock."

         SECOND: The amendment to the charter of the Corporation has been duly approved by a majority of the entire Board of Directors.

         THIRD:   The amendment is limited to a change expressly
permitted by Section 2-605 of Maryland General Corporation Law to be made without action by stockholders, and the Corporation is registered as an open-end company under the Investment Company Act of 1940.

         The undersigned Chairman of the Board of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief, the matters and facts set forth in these Articles with respect to the authorization and approval of the amendment of the Corporation's charter are true in all material respects, and that this statement is made under the penalties of perjury.

         IN WITNESS WHEREOF, Alliance Real Estate Investment Fund, Inc., has caused these Articles of Amendment to be executed in its name and on its behalf by its Chairman of the Board, John
D. Carifa, and witnessed by its Secretary, Edmund P. Bergan, Jr., on the 30th day of September, 1996.

                                ALLIANCE REAL ESTATE
                                  INVESTMENT FUND, INC.

                                    /s/ John D. Carifa
                                By:_________________________
                                   John D. Carifa
                                   Chairman of the Board

WITNESS:




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/s/ Edmund P. Bergan, Jr.
________________________
Edmund P. Bergan, Jr.
Secretary


















































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